Paymentus Reports Second Quarter 2026 Financial Results

Revenue up 28.8% year-over-year

Contribution Profit up 26.3% year-over-year

Adjusted EBITDA up 54.0% year-over-year, with a record adjusted EBITDA margin 41.3%

Addison, Texas, August 3, 2026 -- Paymentus Holdings, Inc. (“Paymentus”) (NYSE: PAY), a leading provider of cloud-based bill payment technology and solutions, today announced its unaudited financial results for the quarter ended June 30, 2026.

“Paymentus' strong business momentum in 2026 continued into the second quarter, with financial results that included record revenue that increased 28.8% year-over-year. This in turn drove healthy year-over-year contribution profit and adjusted EBITDA growth of 26.3% and 54.0%, respectively. Our year-to-date results, combined with our robust bookings and substantial backlog, position us well to meet our 2026 financial goals,” said Dushyant Sharma, Founder and CEO.

Second Quarter 2026 Financial and Business Highlights

•
Revenue was $360.7 million, a year-over-year increase of 28.8%, driven largely by increased billers and transactions.
•
Gross profit was $94.3 million, an increase of 31.9% year-over-year. Adjusted gross profit(1) was $100.2 million, up 28.6% year-over-year.
•
Contribution profit(1) was $118.1 million, a year-over-year increase of 26.3%.
•
Net income was $25.6 million, compared with $14.7 million in the same period in 2025, and diluted GAAP earnings per share was $0.20, compared to $0.11 in the same period in 2025.
•
Non-GAAP net income(1, 2) was $32.4 million, compared with $19.3 million in the same period in 2025, and diluted non-GAAP earnings per share(1, 2) was $0.25, compared with $0.15 in the same period in 2025.
•
Adjusted EBITDA(1) was $48.8 million, a 54.0% increase year-over-year, representing a 41.3% adjusted EBITDA margin(1).
•
The Company processed 213.4 million transactions during the second quarter of 2026, an increase of 21.4% year-over-year.

(1) Descriptions of the non-GAAP financial measures adjusted gross profit, contribution profit, non-GAAP net income, non-GAAP earnings per share, adjusted EBITDA, and adjusted EBITDA margin are provided below under “Use and Definitions of non-GAAP Financial Measures,” and reconciliations are provided in the tables at the end of this release.

(2) Non-GAAP net income and non-GAAP earnings per share are adjusted for an assumed provision for income taxes based on our long-term projected non-GAAP tax rate of 25%. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information regarding non-GAAP net income and non-GAAP earnings per share.

Financial Guidance

The statements in this section are forward-looking statements. For additional information regarding the use and limitations of such statements, refer to “Forward-Looking Statements” below and the “Risk Factors” section of Paymentus’ most recent Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission, or SEC, on February 24, 2026.

	Third Quarter 2026	Fiscal Year 2026
Revenue	$353 million to $363 million	$1,443 million to $1,458 million
Contribution Profit	$112 million to $115 million	$460 million to $465 million
Adjusted EBITDA	$40 million to $45 million	$175 million to $185 million

Paymentus does not reconcile its forward-looking guidance for non-GAAP measures because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated due to potential variability, complexity and uncertainty as to the items that would be excluded from the GAAP measure in the relevant future period. Refer to “Use of Forward-Looking Non-GAAP Measures” below for additional explanation.

Conference Call Information

In conjunction with this announcement, Paymentus will host a conference call for investors today at 5:00 p.m. ET (2:00 p.m. PT) to discuss second quarter 2026 results and its financial guidance for the remainder of 2026. The live webcast and replay will be available at the Investor Relations section of Paymentus’ website at ir.paymentus.com or click here. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI89de8c3c7430402e8f5ded9002badf9b.

Upon registration, telephone participants will receive a confirmation email detailing how to join the audio version of the webcast, including the dial-in number and a unique registrant ID. A replay of the webcast will be available for one year following its conclusion and will be accessible on Paymentus' website.

About Paymentus

Paymentus is a leading provider of cloud-based bill payment technology and solutions for billers and financial institutions across North America. Our omni-channel platform provides consumers with easy-to-use, flexible and secure electronic bill payment experiences through their preferred payment channel and payment type. Paymentus’ proprietary Instant Payment NetworkTM, or IPN, extends our reach by connecting our IPN partners’ platforms and tens of thousands of billers to our integrated billing, payment and reconciliation capabilities. For more information, please visit www.paymentus.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements of historical or current fact, are forward-looking statements, including but not limited to statements regarding bookings, backlog and pipeline, visibility into 2026 and beyond, our ability to deliver near-term and longer-term growth and strategic objectives, future financial performance and our third-quarter and full year 2026 financial guidance. Forward-looking statements include statements containing words such as “expect,” “anticipate,” “believe,” “project,” “will” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on Paymentus' current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied, including, without limitation, risks related to our ability to effectively manage our growth and expand our operations, including into new channels and industry verticals across different markets; our ability to expand and retain our base of billers, financial institutions, partners and consumers; our ability to implement new bookings in a timely manner and recognize anticipated revenue therefrom; our ability to manage economic challenges, including inflation; the impact of future widespread health issues on our operating results, liquidity and financial condition and on our employees, billers, financial institutions, partners, consumers and other key stakeholders; our ability to remain competitive; our ability to develop new product features and enhance our platform and brand; our use of artificial intelligence and machine learning; our future acquisitions and strategic investments; our ability to hire and retain experienced and talented employees; the impact of any cybersecurity incidents; the impact of evolving regulations and our ability to maintain regulatory compliance; and other risks and uncertainties included under the caption “Risk Factors” and elsewhere in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 24, 2026, and subsequent Quarterly Reports on Form 10-Q, including our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, which we expect to file with the SEC shortly after the date of this release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

All forward-looking statements are qualified in their entirety by this cautionary statement, and speak only as of the date hereof, and Paymentus undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof, except as required by law.

Use of Forward-Looking Non-GAAP Measures

Paymentus does not meaningfully reconcile guidance for adjusted EBITDA and adjusted EBITDA margin because we cannot provide guidance for the more significant reconciling items between net income and adjusted EBITDA without unreasonable effort. This is due to the fact that future period non-GAAP guidance includes adjustments for items not indicative of Paymentus' core operations, which may include, without limitation, items included in the supplemental financial information for reconciliation of reported GAAP results to non-GAAP results. Such items include acquisition-related amortization expense for acquired intangibles, foreign exchange gains and losses, adjustments to our income tax provision and certain other items we believe to be non-indicative of our ongoing operations. Such adjustments may be affected by changes in ongoing assumptions and judgments, as well as nonrecurring, unusual or unanticipated charges, expenses or gains/losses or other items that may not directly correlate to the underlying performance of our business operations. The exact amount of these adjustments is not currently determinable but may be significant. In addition, Paymentus does not meaningfully reconcile guidance for contribution profit because the determination of contribution profit is subject to variables outside our control, such as an increase in the average payment amount, changes in the payment mix, or the payment channel used by consumers that can influence contribution profit, and cannot be determined without unreasonable effort, if at all.

Use and Definitions of Non-GAAP Financial Measures

In addition to disclosing financial measures in accordance with accounting principles generally accepted in the United States, or GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures, including adjusted gross profit, contribution profit, non-GAAP net income (including those amounts as a percentage of revenue), non-GAAP earnings per share, adjusted EBITDA, adjusted EBITDA margin, non-GAAP operating expense and free cash flow. Paymentus uses non-GAAP measures to supplement financial information presented on a GAAP basis. Paymentus believes that excluding certain items from GAAP results allows management and our board of directors to more fully understand our consolidated financial performance from period to period and helps management project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures.

Adjusted gross profit is defined as gross profit adjusted for certain non-cash items, primarily stock-based compensation and amortization of acquisition-related intangible assets and capitalized software development costs.

Contribution profit is defined as gross profit plus other cost of revenue. Other cost of revenue equals cost of revenue less interchange, assessment and other network fees paid by us to our payment processors. Interchange, assessment and other network fees paid by us to our payment processors are excluded from contribution profit because we believe inclusion is less directly reflective of our operating performance as we do not control the payment channel used by consumers, which is the primary determinant of the amount of interchange, assessment and other network fees. We use contribution profit to measure the amount available to fund our operations after interchange, assessment and other network fees, which are directly linked to the number of transactions we process and thus our revenue and gross profit.

Adjusted EBITDA is defined as net income before interest income (expense), net, other income (expense), depreciation and amortization of acquisition-related intangible assets and capitalized software development costs, and income taxes, adjusted to exclude foreign exchange gain (loss), the effects of stock-based compensation expense and certain nonrecurring expenses that management believes are not indicative of ongoing operations.

Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of contribution profit.

Non-GAAP operating expense is defined as total operating expense excluding amortization of acquisition-related intangibles, stock-based compensation and other nonrecurring expenses. Management believes that the adjustment of acquisition-related intangibles amortization supplements the GAAP information with a measure that can be used to assess the comparability of operating performance. Although we exclude amortization of acquisition-related intangible assets from our non-GAAP expenses, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.

Non-GAAP net income and non-GAAP EPS are defined as the applicable GAAP measures, adjusted for (1) stock-based compensation, (2) amortization of acquisition-related intangibles, (3) certain nonrecurring items such as discrete tax items, one-time expenses or other non-cash items, and (4) an assumed provision for income taxes based on our long-term projected non-GAAP tax rate. Our long-term projected non-GAAP tax rate is subject to change for a variety of reasons, including significant changes in our earnings, tax adjustments and potential future changes to business operations. We will re-evaluate our long-term projected tax rate as appropriate.

We believe non-GAAP net income and non-GAAP EPS enhance the understanding of our operating performance and enable more meaningful period-to-period comparisons.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures and capitalized internal-use software development costs.

Paymentus believes these non-GAAP measures provide our investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period-to-period comparisons.

Paymentus uses these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance and liquidity, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with our board of directors concerning our financial performance and liquidity. There are limitations to the use of the non-GAAP measures presented in this press release. Our non-GAAP measures may not be comparable to similarly titled measures of other companies; other companies, including companies in our industry, may calculate non-GAAP measures differently than we do, limiting the usefulness of those measures for comparative purposes. These non-GAAP measures should not be considered in isolation from or as a substitute for financial measures prepared in accordance with GAAP.

Paymentus encourages investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view our non-GAAP measures in conjunction with GAAP financial measures. For a reconciliation of these non-GAAP financial measures to GAAP measures, please see the tables for the reconciliation of GAAP to non-GAAP results included at the end of this release.

CONTACTS:

At the Company Sanjay Kalra Chief Financial Officer Paymentus Holdings, Inc. ir@paymentus.com	Investor Relations David Hanover paymentus@kcsa.com

Media Relations
Tony Labriola
media-relations@paymentus.com

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$360,736	$280,077	$719,177	$555,312
Cost of revenue	266,425	208,600	538,634	417,811
Gross profit	94,311	71,477	180,543	137,501
Operating expenses
Research and development	15,317	15,231	31,650	30,332
Sales and marketing	33,047	29,610	63,257	55,661
General and administrative	13,326	10,714	26,463	19,897
Total operating expenses	61,690	55,555	121,370	105,890
Income from operations	32,621	15,922	59,173	31,611
Interest income, net	3,042	2,336	5,573	4,398
Other (expense) income	(5)	111	3	161
Income before income taxes	35,658	18,369	64,749	36,170
Provision for income taxes	10,099	3,662	18,309	7,650
Net income	$25,559	$14,707	$46,440	$28,520
Net income per share
Basic	$0.20	$0.12	$0.37	$0.23
Diluted	$0.20	$0.11	$0.36	$0.22
Weighted-average number of shares used to compute net income per share
Basic	125,861,225	125,077,964	125,763,761	125,066,334
Diluted	129,005,011	129,030,539	129,049,030	128,967,807

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share data)

	June 30,	December 31,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$377,694	$320,908
Restricted cash and cash equivalents	2,009	3,630
Accounts and other receivables, net of allowance for expected credit losses of $479 and $452, respectively	105,584	102,338
Income tax receivable	1,132	1,207
Prepaid expenses and other assets	8,046	13,248
Total current assets	494,465	441,331
Property and equipment, net	2,319	877
Capitalized internal-use software development costs, net	72,826	70,920
Intangible assets, net	10,353	11,987
Goodwill	131,783	131,815
Operating lease right-of-use assets	8,282	6,380
Deferred tax asset	1,377	314
Prepaid expenses and other assets, less current portion	3,969	4,261
Total assets	$725,374	$667,885
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$70,595	$63,972
Accrued and other liabilities	23,269	27,671
Current portion of operating lease liabilities	2,826	2,294
Contract liabilities	4,139	3,496
Income tax payable	366	1,416
Total current liabilities	101,195	98,849
Operating lease liabilities, less current portion	6,006	4,560
Contract liabilities, less current portion	3,100	3,404
Accrued and other liabilities, less current portion	1,652	683
Total liabilities	111,953	107,496
Stockholders’ equity
Class A common stock, $0.0001 par value per share, 883,950,000 shares authorized as of June 30, 2026 and December 31, 2025; 63,111,757 and 62,459,587 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	6	6
Class B common stock, $0.0001 par value per share, 111,050,000 shares authorized as of June 30, 2026 and December 31, 2025; 62,825,427 and 63,121,661 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	6	6
Additional paid-in capital	404,726	397,954
Accumulated other comprehensive loss	(607)	(427)
Retained earnings	209,290	162,850
Total stockholders’ equity	613,421	560,389
Total liabilities and stockholders' equity	$725,374	$667,885

PAYMENTUS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$25,559	$14,707	$46,440	$28,520
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	9,427	10,483	19,319	21,223
Deferred income taxes	(612)	(978)	(1,064)	(1,991)
Stock-based compensation	6,466	4,728	12,160	7,770
Amortization of capitalized warrants cost	289	565	574	1,124
Non-cash operating lease expense	894	585	1,498	1,158
Amortization of capitalized contract acquisition cost	784	455	1,515	873
Provision for expected credit losses	(102)	(49)	58	(171)
Change in operating assets and liabilities
Accounts and other receivables	11,741	3,481	(3,407)	23,429
Prepaid expenses and other assets	2,097	1,363	2,468	986
Accounts payable	(2,894)	(3,175)	6,610	2,516
Accrued and other liabilities	6,502	4,699	(4,760)	(2,421)
Operating lease liabilities	(820)	(621)	(1,467)	(1,225)
Contract liabilities	(999)	315	339	716
Income taxes receivable, net of payable	(9,472)	(5,079)	(971)	(587)
Net cash provided by operating activities	48,860	31,479	79,312	81,920
Cash flows from investing activities
Purchases of property and equipment	(113)	(116)	(193)	(176)
Purchases of interest-bearing deposits	—	(913)	(754)	(913)
Proceeds from matured interest-bearing deposits	739	496	1,604	1,547
Capitalized internal-use software development costs	(9,715)	(8,888)	(19,176)	(18,166)
Net cash used in investing activities	(9,089)	(9,421)	(18,519)	(17,708)
Cash flows from financing activities
Proceeds from exercise of stock-based awards	12	40	15	91
Payments of taxes withheld on net settled vesting of restricted stock units	(2,117)	(1,821)	(5,403)	(3,764)
Net cash used in financing activities	(2,105)	(1,781)	(5,388)	(3,673)
Effect of exchange rate changes on Cash and cash equivalents and Restricted cash	(91)	120	(240)	95
Net increase in Cash and cash equivalents and Restricted cash	37,575	20,397	55,165	60,634
Cash and cash equivalents and Restricted cash at the beginning of period	342,128	249,648	324,538	209,411
Cash and cash equivalents and Restricted cash at the end of period	$379,703	$270,045	$379,703	$270,045
Reconciliation of Cash and cash equivalents and Restricted Cash:
Cash and cash equivalents at the beginning of period	338,780	245,849	320,908	205,900
Restricted cash at the beginning of period	3,348	3,799	3,630	3,511
Cash and cash equivalents and Restricted cash at the beginning of period	$342,128	$249,648	$324,538	$209,411
Cash and cash equivalents at the end of period	377,694	266,422	377,694	266,422
Restricted cash at the end of period	2,009	3,623	2,009	3,623
Cash and cash equivalents and Restricted cash at the end of period	$379,703	$270,045	$379,703	$270,045

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

The following tables set forth our non-GAAP financial measures with reconciliations to the most directly comparable GAAP financial measures.

Adjusted Gross Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Gross profit	$94,311	$71,477	$180,543	$137,501
Stock-based compensation	85	83	154	149
Amortization of capitalized software development costs	5,783	5,517	11,839	11,155
Amortization of acquisition-related intangibles	—	829	—	1,657
Adjusted gross profit	$100,179	$77,906	$192,536	$150,462

Contribution Profit

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Gross profit	$94,311	$71,477	$180,543	$137,501
Plus: other cost of revenue	23,787	22,051	47,255	43,669
Contribution profit	$118,098	$93,528	$227,798	$181,170

Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net income — GAAP	$25,559	$14,707	$46,440	$28,520
Interest income, net	(3,042)	(2,336)	(5,573)	(4,398)
Provision for income taxes	10,099	3,662	18,309	7,650
Amortization of capitalized software development costs	8,418	8,189	17,334	16,615
Amortization of acquisition-related intangibles	818	2,130	1,635	4,267
Depreciation	191	164	350	341
EBITDA	$42,043	$26,516	$78,495	$52,995

Adjustments
Foreign exchange loss (gain)	5	(111)	(3)	(161)
Stock-based compensation	6,748	5,288	12,722	8,833
Adjusted EBITDA	$48,796	$31,693	$91,214	$61,667
Adjusted EBITDA margin	41.3%	33.9%	40.0%	34.0%

PAYMENTUS HOLDINGS, INC.

GAAP to Non-GAAP Reconciliations (Unaudited)

(in thousands, except percentages and per share data)

Non-GAAP Operating Expense

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Operating expenses — GAAP	$61,690	$55,555	$121,370	$105,890
Stock-based compensation	(6,663)	(5,205)	(12,568)	(8,684)
Amortization of acquisition-related intangibles	(818)	(1,301)	(1,635)	(2,610)
Non-GAAP operating expense	$54,209	$49,049	$107,167	$94,596

Non-GAAP Net Income & Non-GAAP EPS(1)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net income — GAAP	$25,559	$14,707	$46,440	$28,520
Add: Provision for income taxes — GAAP	10,099	3,662	18,309	7,650
Income before taxes — GAAP	35,658	18,369	64,749	36,170
Add:
Stock-based compensation	6,748	5,288	12,722	8,833
Amortization of acquisition-related intangibles	818	2,130	1,635	4,267
Income before taxes — non-GAAP	43,224	25,787	79,106	49,270
Less: Provision for income taxes — non-GAAP	(10,806)	(6,447)	(19,777)	(12,318)
Net income — non-GAAP	$32,418	$19,340	$59,329	$36,952

Weighted-average shares of common stock — diluted	129,005,011	129,030,539	129,049,030	128,967,807

Earnings per share — diluted (GAAP)	$0.20	$0.11	$0.36	$0.22
Earnings per share — diluted (non-GAAP)	$0.25	$0.15	$0.46	$0.29

(1) Non-GAAP financial information for the periods shown reflects an assumed provision for income taxes based on our long-term projected tax rate of 25%. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, our long-term projected tax rate on non-GAAP net income may differ from our GAAP tax rate and from our actual tax liabilities.

Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
	(in thousands)
Net cash provided by operating activities	$48,860	$31,479	$79,312	$81,920
Purchases of property and equipment	(113)	(116)	(193)	(176)
Capitalized internal-use software development costs	(9,715)	(8,888)	(19,176)	(18,166)
Free cash flow	$39,032	$22,475	$59,943	$63,578